SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


                              JULY 25, 2000
                            ----------------
                            (Date of Report)



                             ENTROPIN, INC.
          -----------------------------------------------------
         (Exact Name of Registrant as specified in its charter)


         COLORADO               33-23693              84-1090424
----------------------------  ------------        -------------------
(State or other jurisdiction   (Commission           (IRS Employer
     of incorporation)        File Number)        Identification No.)


               45926 OASIS STREET, INDIO, CALIFORNIA 92201
      ------------------------------------------------------------
       (Address of principal executive offices including zip code)


                             (760) 775-8333
          ----------------------------------------------------
           (Registrant's telephone number including area code)

                                   N/A
      -------------------------------------------------------------
      (Former name or former address, if changed since last report)

 ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.
-------------------------------------------------

     Daniel L. Azarnoff announced his resignation as a director from the Board of Directors of Entropin, Inc., effective July 10, 2000. The vacancy created by his resignation has been filled by the remaining Directors who have appointed Paul Maier, Senior Vice President and Chief Financial Officer of Ligand Pharmaceuticals, Inc. to the Board of Directors of Entropin, Inc..

     On July 24, 2000 the Registrant issued the following press release:



                              NEWS  RELEASE
                              -------------

FOR IMMEDIATE RELEASE


PAUL MAIER, LIGAND PHARMACEUTICALS CFO, JOINS ENTROPIN BOARD OF DIRECTORS

Indio, California, July 24/PRNewswire/ - - Entropin, Inc.
(Nasdaq: ETOP, ETOPW) today announced Paul Maier, senior vice president and chief financial officer of Ligand Pharmaceuticals, Inc., has been appointed to the Entropin board of directors. Mr. Maier replaces retiring Entropin board member, Daniel Azarnoff.

     "Paul Maier brings to the Entropin board a wealth of financial expertise gained through a 25 year career that has included senior management positions with multi-national organizations, large pharmaceutical firms, and developing biotechnology companies," said Higgins Bailey, chairman of the Entropin board of directors. "In particular, we expect his experience in helping Ligand to grow from a venture-backed private company to a publicly traded firm with multiple subsidiaries will greatly benefit Entropin as our company matures in its development. We are very pleased to welcome Paul to the Entropin board."

     "We also sincerely thank Dan Azarnoff for his many years of service as an Entropin board member," Dr. Higgins added.

     Prior to joining Ligand Pharmaceuticals in 1992, Paul Maier was vice president, finance for DFS West, a division of the $2 billion duty free shoppers retail organization. From 1984 to 1990, he was employed by ICN Pharmaceuticals, the holding company for SPI Pharmaceuticals, Viratek and ICN Biomedicals. Initially serving as vice president, finance of SPI Pharmaceuticals, Mr. Maier held a series of increasingly responsible management positions, ultimately becoming vice president and treasurer of the ICN Pharmaceuticals holding company. Earlier in his career, he was vice president, finance and chief financial officer for Cummins Service and Sales and held financial analyst positions at Wells Fargo Bank and Greyhound Corporation. Mr. Maier received his MBA degree from the Harvard Graduate School of Business. He is also a director of the Wellness Community-San Diego, a program of support for cancer patients.

     Entropin, Inc. Is a pharmaceutical research and development company, initially focused on the development of a novel topical therapeutic called Esterom (R) solution. Entropin is currently conducting Phase III trials of a New Drug Application with the U.S. Food and Drug Administration (FDA) for that indication in late 2001. For further information, please contact Dr. Higgins Bailey, chairman, or Patricia Kriss, chief financial officer, at
(760) 775-8333 or visit our website at www.entropin.com.

     Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements which reflect Entropin's current views with respect to future events and financial performance. The words "believe," "expect," "anticipate," and similar expressions identify forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to: (1) the ability to successfully complete development and commercialization of products, including the cost, scope and results of preclinical and clinical testing;
(2) the ability to successfully complete product research and further development, including animal, pre-clinical and clinical studies; (3) the time, cost and uncertainty of obtaining regulatory approvals; (4) the ability to obtain substantial additional funding; (5) the ability to develop and commercialize products before competitors; and (6) other factors detailed from time to time in filings with the Securities and Exchange Commission.

                               SIGNATURES
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
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: July 25, 2000              ENTROPIN, INC.



                                 By      /s/ Thomas G. Tachovsky
                                    ------------------------------------
                                     Thomas G. Tachovsky
                                     President and Chief Executive Officer









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